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                                                                      EXHIBIT C

                       STOCK PLEDGE AND SECURITY AGREEMENT

         THIS STOCK PLEDGE AND SECURITY AGREEMENT (the "Stock Pledge Agreement"), dated as of August 25, 2003, is executed by and among MICHAEL V. SHUSTEK, an individual resident of Clark County, Nevada having an address at 2901 El Camino Avenue, Las' Vegas, Nevada 89102, in his individual capacity, and also in his capacity as Trustee of the Michael V. Shustek Trust u/t/a dated February 14, 1994 (collectively, "Pledgor"); CAPITAL ONE, LLC, a Nevada limited liability company having an address at 1055 East Tropicana Avenue, Suite 700, Las Vegas, Nevada ("Creditor"); and JOHN K. BALDWIN, an individual resident of Clark County, Nevada having an address at 1055 East Tropicana Avenue, Suite 700, Las Vegas, Nevada 89119 ("Pledge Holder").

                                    RECITALS

         A. Pledgor owns 3,164,199 shares of common stock (the "VGI Common Stock") of Vestin Group, Inc., a Delaware corporation ("VGI").

         B. 1,000,000 shares of the VGI Common Stock owned by Pledgor have been pledged to secure the obligations of Pledgor to CIT Group/Equipment Financing Inc. The 1,000,000 shares of VGI Common Stock pledged to CIT group/Equipment Financing Inc. are hereinafter referred to as the "Aircraft Stock Collateral and the promissory note and other documents evidencing and securing the obligations of Pledgor to CIT group/Equipment Financing Inc. are hereinafter collectively referred to as the "Aircraft Loan Documents."

         C:       The Creditor is willing to make a loan (the "Loan") to Pledgor secured by, among other things: (i) a pledge of 2,000,000 of the unencumbered shares of VGI Common Stock owned by Pledgor (hereinafter referred to as the "VGI Common Stock"); and (ii) an assignment of all of the right, title and interest of Pledgor in and to the Aircraft Stock Collateral, including, without limitation, the right to vote the Aircraft Stock Collateral, subject to the rights of CIT group/Equipment Financing Inc. under the Aircraft Loan Documents.

         D. The proceeds of the Loan will be used to satisfy certain obligations of Pledgor to VGI, and Pledgor will derive substantial business benefits from the Loan.

         E. It is a condition precedent to the closing of the Loan that Pledgor pledge and assign the Stock (as hereinafter defined) to Pledge Holder for the benefit of Creditor as security for the Obligations (as hereinafter defined).

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor, Creditor and Pledge Holder hereby agree as follows:

         1. Definitions and Interpretation. When used in this Stock Pledge Agreement, the following terms shall have the following respective meanings:

         "Obligations" shall mean (i) the payment by Pledgor to Creditor of all indebtedness now or hereafter owed to Creditor by Pledgor in connection with a Secured Promissory Note of even date herewith by Pledgor, as maker, to the order of Creditor, as holder, for the principal sum of $4,000,000 (the "Note"), this Stock Pledge Agreement and all other documents executed by

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Pledgor and/or any other makers and/or guarantors of the Note to evidence or secure any indebtedness or obligations to Creditor in connection with the Loan (all of which documents together with the Note and this Pledge Agreement are hereinafter collectively referred to as the "Loan Documents"), whether at stated maturity, by acceleration or otherwise, together with interest thereon, fees, late charges, expenses, indemnification or otherwise, in connection therewith and extensions, modifications and renewals thereof, and (ii) the performance by Pledgor of all other obligations and the discharge of all other liabilities of Pledgor to Creditor and Pledge Holder of every kind and character, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, joint, several and joint and several, created under this Stock Pledge Agreement or the other Loan Documents, as any of the same may be amended or supplemented from time to time, or under any other agreement in connection with the Loan to which Pledgor and Creditor are parties, (iii) any and all sums advanced by Creditor or Pledge Holder in order to preserve the Pledged Securities or preserve the security interest in the Pledged Securities (or the priority thereof) granted hereby, and (iv) the expenses of retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Pledged Securities, of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities owed by Pledgor to Creditor or Pledge Holder referred to above, or of any exercise by Creditor or Pledge Holder of any of their respective rights hereunder, together with reasonable attorneys' fees and disbursements and court costs.

         "Pledged Securities" shall have the meaning given to that term in Paragraph 2 hereof.

         "Stock" shall mean the 2,000,000 shares of VGI Common Stock that are being pledged and assigned to Pledge Holder under this Agreement; the Aircraft Stock Collateral; and any additional shares of common or preferred stock of VGI that Pledgor may pledge and assign to Pledge Holder as agent for the benefit of Creditor under this Stock Pledge Agreement from time to time.

         "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Nevada.

         Unless otherwise defined herein, capitalized terms herein which are defined in the UCC shall have the respective meanings, given to those terms in the UCC. To the extent the meanings given herein are inconsistent with those given in the UCC, the meanings given herein shall govern.

         2. Pledge. As security for the Obligations, Pledgor hereby pledges and assigns to Pledge Holder, as agent solely of Creditor and for the sole benefit of Creditor, and grants to Pledge Holder and Creditor, for the benefit solely of Creditor, a security interest in all right, title and interests of Pledgor in and to the Stock and all proceeds thereof, including, without limitation, all stock dividends, stock splits and other similar distributions thereon, all shares, obligations or securities into which said securities may be changed or which may be issued in lieu thereof and all amounts paid in cash or other property as ordinary or liquidating distributions or dividends or any other securities which hereafter may be pledged hereunder (all of which together with the Stock are hereinafter collectively referred to as the "Pledged Securities"), subject, in the case of the Aircraft Stock Collateral, to the rights of CIT group/Equipment Financing Inc. under the Aircraft Loan Documents.

         3. Representations and Warranties. Pledgor represents and warrants to Creditor and Pledge Holder that: (a) the execution, delivery and performance by Pledgor of this Stock Pledge Agreement are within the properly exercisable

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power of Pledgor and have been duly authorized by all necessary actions on the part of Pledgor; (b) this Stock Pledge Agreement has been duly executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor, enforceable against each constituent of Pledgor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity; (c) the execution, delivery and performance of this Stock Pledge Agreement do not (i) violate any requirement of law, regulation or statute, (ii) violate any provision of, or result in the breach or the acceleration of or entitle any Person to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, any indenture, mortgage, lien, lease, agreement, license, instrument, guaranty, or other document to which Pledgor is a party or by which Pledgor or any of their respective assets are bound, or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of Pledgor (except such liens as may be created pursuant to this Stock Pledge Agreement); (d) no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, VGI) is required in connection with the execution, delivery and performance by the Pledgor of this Stock Pledge Agreement; (e) Pledgor is the beneficial and record owner of the Stock and, in the case of after-acquired Pledged Securities, at the time Pledgor acquires rights in the Pledged Securities will be the beneficial and, in the case of capital stock, record owner thereof and no other Person has (or, in the case of after-acquired Pledged Securities, at the time Pledgor acquires rights therein, will have) any right, title, claim or interest (by way of lien or otherwise) in, against or to the Pledged Securities; (f) all of the Pledged Securities which are shares of capital stock are and such future Pledged Securities will be validly issued, fully paid and nonassessable securities of VGI; (g) upon transfer to Pledge Holder of all certificates representing the VGI Common Stock, Creditor will have a first priority perfected security interest in the Stock; (h) in the case of all after-acquired Pledged Securities, at the time Pledgor acquires rights therein or possession thereof, Pledge Holder (on behalf of Creditor) will have a first priority perfected security interest in all such other Pledged Securities; (i) all information heretofore, herein or hereafter supplied in writing to Creditor, taken as a whole, by or on behalf of Pledgor with respect to the Stock does not contain and will not contain any untrue statement of a material fact and does not omit and will not omit to state any material fact necessary to make any information so supplied, in light of the circumstances under which they were supplied, not misleading; (j) Pledgor's principal place of business is the address of Pledgor stated at the outset of this Agreement and Pledgor's sole place of residence is in Clark County, Nevada; and (k) the Loan is being made solely for business purposes and not for household, family or personal purposes.

         4. Covenants. Pledgor hereby agrees: (a) to perform all acts requested by Pledge Bolder that are necessary to maintain, preserve, protect and perfect the VGI Common Stock and the security interest of Pledgor therein, the lien granted to Creditor and Pledge Holder hereunder and the first priority of such lien; (b) to perform all acts requested by Pledge Holder that are necessary to maintain, preserve, protect and perfect the Aircraft Stock Collateral and the security interest of Pledgor therein, the lien granted to Creditor and Pledge Holder hereunder and the second priority of such lien; (c) promptly deliver to Pledge Holder all originals of certificates and other documents, instruments and agreements evidencing the Pledged Securities which are now held or hereafter received by Pledgor, together with such blank stock powers executed by Pledgor as Pledge Holder or Creditor may request from time to time; (d) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other documents,

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instruments and agreements and take other actions deemed necessary, as Pledge
Holder or Creditor may request, to perfect, maintain and protect the lien on the Pledged Securities hereunder and the priority thereof; (e) to defend Pledgor's title to and Pledge Holder's interest in the Pledged Securities; (f) to keep the Pledged Securities free of all liens except those created hereunder and, in the case of the Aircraft Stock Collateral, the lien created under the Aircraft Loan Documents; (g) to pay, and to save Pledge Holder and Creditor harmless from, any and all liabilities with respect to, or resulting from any delay by Pledgor in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Pledged Securities or in connection with any of the transactions contemplated by this Stock Pledge Agreement; (h) not to, without the written consent of the Creditor, sell, dispose of, transfer (directly or indirectly) or further encumber or covenant to sell, dispose of, transfer (directly or indirectly) or further encumber any of the Pledged Securities; and (i) to pay Pledge Holder's basic fees for acting as Pledge Holder hereunder. In addition, Pledgor shall pay Pledge Holder reasonable compensation for any unusual or extraordinary services required on the part of Pledge Holder in connection with this Agreement or the Pledged Securities.

         5. Dividends and Voting Rights. So long as no Event of Default hereunder has occurred and is continuing, Pledgor shall be entitled to receive all ordinary cash dividends on the Pledged Securities. Upon and during the continuance of an Event of Default, Pledge Holder shall be entitled to receive all ordinary cash dividends on the Pledged Securities, subject, in the case of the Aircraft Stock Collateral, to the rights of CIT group/Equipment Financing Inc. under the Aircraft Loan Documents. Before and after default, Pledge Holder shall be entitled to receive all other dividends and all distributions on or relating to the Pledged Securities, including, without limitation, all amounts paid in property other than cash as ordinary dividends, all amounts paid in cash or other property as liquidating dividends or distributions on account of the Pledged Securities and all stock dividends, subject, in the case of the Aircraft Stock Collateral, to the rights of CIT group/Equipment Financing Inc. under the Aircraft Loan Documents. All dividends and distributions received by Pledge Holder in accordance herewith shall become subject to all of the provisions hereof. Upon request of Creditor, Pledgor shall direct VGI to pay all dividends and other distributions to Pledge Holder to which Pledge Holder is entitled from time to time until further notice from Creditor or Pledge Holder. In addition, Pledgor shall execute and deliver to VGI any additional documents reasonably requested or required by VGI or Creditor from time to time to assure that all payments and distributions are paid or made by VGI directly to the Pledge Holder. If Pledge Holder receives an ordinary cash dividend from VGI to which Pledgor is entitled at the time of Pledge Holder's receipt. Pledge Holder shall, within five days after his receipt of written notice from Pledgor requesting payment of such dividend to Pledgor, pay such ordinary cash dividend to Pledgor unless an Event of Default has occurred and is continuing. Pledge Holder shall be entitled to exercise all voting powers relating or pertaining to the Pledged Securities and every part thereof. Before and after default, Pledge Holder shall be entitled to exercise any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to Pledged Securities as if he were the absolute owner thereof (including, without limitation, the right to exchange at his discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of VGI, or upon the exercise by Pledgor or pledge Holder of any right, privilege or option pertaining to the Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent,

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registrar or other designated agency upon such terms and conditions as he may determine), all without liability except to account for property actually received by him, but Pledge Holder shall have no duty to Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. Pledgor shall, upon request of Creditor, execute and deliver from time to time one or more irrevocable proxies in favor of Creditor for the Stock and any other Pledged Securities designated by Creditor from time to time, all in form and substance reasonably satisfactory to Creditor, subject, in the case of the Aircraft Stock Collateral, to the rights of CIT group/Equipment Financing Inc. under the Aircraft Loan Documents. Notwithstanding the preceding provisions of this Paragraph 5, so long as no Event of Default has occurred and is continuing, then: (a) Pledge Holder shall follow the instructions of Pledgor concerning the voting of the Pledged Securities for the election of directors and the appointment of auditors; and
(b) Pledge Holder shall follow the instructions of Pledgor concerning the voting of the Pledged Securities on other matters unless Creditor or Pledge Holder, in its or his discretion, determines that following the Pledgor's instructions concerning the matter or transaction in question could or would have an adverse effect on the current or future value of the Pledged Securities.

         6.       Default and Remedies.

         (a) Event of Default. The occurrence of any default or breach in payment or performance of any of the Obligations and/or the occurrence of a default under this Agreement or any of the other Loan Documents shall constitute and be deemed to be an Event of Default hereunder so long as: (a) in the case of a failure of the Pledgor to pay a scheduled payment of interest and/or principal when due, the Pledgor has failed fully to cure such default within five (5) calendar days from the due date; and (b) in the case of any other default, the Pledgor has previously received a written notice of default and/or written request for payment from Creditor and has failed fully to cure such default and/or to make the payment so requested within five (5) calendar days following such notice or request.

         (b) Voting Rights. Upon the occurrence and during the continuance of any Event of Default hereunder, Pledge Holder may, upon notice to Pledgor, register all of Pledged Securities in the name of Pledge Holder or his nominee, for the benefit of Creditor, and Pledge Holder or his nominee may thereafter exercise (i) all voting, corporate and other rights pertaining to the Pledged Securities at any meeting of shareholders of VGI or otherwise, subject, in the case of the Aircraft Stock Collateral, to the rights of CIT group/Equipment Financing Inc. under the Aircraft Loan Documents, and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to Pledged Securities as if he were the absolute owner thereof, subject, in the case of the Aircraft Stock Collateral, to the rights of CIT group/Equipment Financing Inc. under the Aircraft Loan Documents.

         (c) Additional Remedies. Upon the occurrence and during the continuance of an Event of Default, Pledge Holder and Creditor may exercise, in addition to all other rights and remedies granted in this Stock Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, any and all rights and remedies at law, including, without limitation, all rights and remedies of a secured party under the UCC.
Without limiting the generality of the foregoing. Pledge Holder may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind to or upon Pledgor, VGI or any other Person (except notice of the time and place of sale and any ether notice required by law and any notice referred to below) forthwith collect, receive, appropriate and realize upon

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the Pledged Securities, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Pledged Securities or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of Pledge Holder or elsewhere upon such terms and conditions as he may deem advisable and at such prices as he may deem commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk. Pledgor agrees that any private sales of the Pledged Securities may be made from time to time on such terms and conditions and subject to such restrictions as Creditor, Pledge Holder or either of their respective counsel deems necessary or desirable to exempt such sale from any registration and/or prospectus delivery requirements of any federal or state securities laws, rules or regulations that might otherwise apply to an offer or sale of all or any part of the Pledged Securities, including, without limitation, drastically limiting the number of offerees and purchasers, limiting offerees and prospective purchasers to "accredited investors," requiring "investment letters" from purchasers, legending any stock certificates with an appropriate restrictive legend limiting their transferability as restricted securities, and placement of appropriate stop transfer instructions with the appropriate transfer agent. Pledgor agrees that all of the terms, conditions and restrictions referred to above and any additional terms, conditions or restrictions that Pledge Holder, Lender or either of their respective counsel deem necessary or desirable to assure that any "private placements" of the Pledged Securities or any part thereof (i.e., offers and sales without registration or delivery of a prospectus) are made in compliance with all applicable securities laws, rules and regulations, are and will be commercially reasonable. Any sale, as provided for herein, of Pledged Securities by Creditor or Pledge Holder may be adjourned from time to time by announcement at the time and place appointed for any such sale, and such sale may be made at the time and place to which the same shall be so adjourned unless otherwise provided by law. Creditor shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to have the Obligations credited toward any bid or bids designated by the Creditor and to purchase the whole or any part of the Pledged Securities so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby waived and released. Pledge Holder shall apply any proceeds from time to time held by him and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred by Pledge Holder or Creditor in respect thereof or incidental to the care or safekeeping of any of the Pledged Securities or in any way relating to the Pledged Securities or the rights of Pledge Holder hereunder, including, without limitation, attorneys' fees and disbursements of counsel of Creditor and/or Pledge Holder, to the payment in whole or in part of the Obligations, in such order as Creditor may specify, and only after such application and after the payment by Pledge Holder of any other amount required by any provision of law, need Pledge Holder account for the surplus, if any, to Pledgor. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against Pledge Holder and Creditor arising out of the exercise of any rights hereunder except as may arise solely from Pledge Holder's gross negligence or willful misconduct. If any notice of a proposed sale or other disposition of Pledged Securities shall be required by law, such notice shall be deemed reasonable and proper if given at least seven (7) business days before such sale or other disposition.

         7. Authorized Actions. Pledgor acknowledges that the Obligations hereunder may be supplemented, augmented and otherwise increased as

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a result of changes in the underlying obligations of Pledgor under the Loan
Documents. In that regard, Pledgor authorizes Creditor and/or Pledge Holder, in their discretion, without notice to Pledgor, irrespective of any change in the financial condition of Pledgor, VGI or any other Person, and without affecting or impairing in any way the liability of Pledgor hereunder, from time to time to
(a) take and hold additional security for the payment or performance of the Obligations and exchange, enforce, waive or release any such additional security; (b) apply such additional security and direct the order or manner of sale thereof; (c) purchase such additional security at public or private sale;
(d) upon the occurrence and during the continuance of an Event of Default, make any payments and do any other acts Pledge Holder shall deem necessary to protect the Creditor's security interest in the Pledged Securities, including, without limitation, pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of Pledge Holder or Creditor appears to be prior to or superior to the security interest granted hereunder and/or, in the case of the Aircraft Stock Collateral, the obligations under the Aircraft Loan Documents, and appear in and defend any action or proceeding purporting to affect his security interest in and/or the value of the Pledged Securities, and in exercising any such powers or authority, pay all expenses incurred in connection therewith, including reasonable attorneys' fees, and Pledgor hereby agrees they shall be bound by any such payment made or act taken by Pledge Holder or Creditor hereunder and shall reimburse Pledge Holder and/or Creditor for all payments made and expenses incurred, which amounts shall be secured under this Stock Pledge Agreement; provided, however, that Pledge Holder and Creditor shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts; (e) otherwise exercise any right or remedy either of them may have against Pledgor, VGI or any guarantor of the Obligations or any part thereof or any security, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale; (f) settle, compromise with, release or substitute any one or more makers, endorsers or guarantors of the Obligations, and (g) assign the Obligations or this Stock Pledge Agreement in whole or in part.

         8. Waivers. Pledgor waives (a) any right to require Pledge Holder or Creditor to (i) proceed against any other Person, (ii) proceed against or exhaust any security received from Pledgor or any other Person, or (iii) pursue any other remedy in Creditor's or Pledge Holder's power whatsoever; (b) any defense resulting from the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Pledgor against any other Person or any security, whether resulting from an election by Creditor or Pledge Holder to foreclose upon security by nonjudicial sale, or otherwise; (c) any defense which results from any disability or other defense of any other Person or the cessation or stay of enforcement from any cause whatsoever of the liability of any other Person; (d) any right to exoneration of sureties which would otherwise be applicable; (e) except to the extent prohibited by NRS 40.495, any right of subrogation or reimbursement and any right of contribution, and any and all right to enforce any remedy which Pledge Holder or Creditor now has or may hereafter have against any other Person, and any benefit of, and any right to participate in, any security now or hereafter received by Creditor or Pledge Holder until the Obligations have been paid in full; (f) all presentments, demands for performance, notices of non-performance, protests, notice of dishonor, and notices of acceptance of the Stock Pledge Agreement and of the existence, creation or incurrence of new or additional Obligations; (g) the benefit of any statute of limitations (to the extent permitted by law) and
(h) any right to be informed by Pledge Holder of the financial condition of any other Person or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Obligations. Pledgor has the ability and assumes the responsibility for

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keeping informed of the financial condition of all other Persons primarily or secondarily liable for payment or performance of the Obligations or any part thereof and of other circumstances affecting such nonpayment and nonperformance risks.

         9. Limitations on Duties and Responsibilities. Pledge Holder's sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Securities in his possession, under the UCC or otherwise, shall be to deal with the Pledged Securities in the same manner as Pledge Holder deals with similar securities and property for his own account and as would be dealt by a prudent person in the reasonable administration of his affairs, and no additional duties shall be inferred or implied hereby. Neither Pledge Holder nor any of his employees or agents shall be liable for failure to demand, collect or realize upon any of the Pledged Securities or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Securities upon the request of Pledgor or otherwise. Pledge Holder shall not be responsible for the genuineness of any certificate or signature and may rely conclusively upon and shall be protected when acting upon any notice, affidavit, request, consent, instruction, check or other instrument believed by him in good faith to be genuine or to be signed or presented by the proper person or duly authorized, or properly made. No amendment or modification of this Agreement or waiver of its terms shall affect the right and duties of the Pledge Holder unless his written consent thereto shall have been obtained. Pledge Holder shall not be required to institute or defend any action involving any matters referred to herein or which affects him or his duties or liabilities hereunder unless or until requested to do so by any party to this Agreement and then only upon receiving full indemnity, in character satisfactory to Pledge Holder, against any and all claims, liabilities and expenses in relation thereto. In the event of any dispute among the parties hereto with respect to the Pledge Holder or his duties: (i) Pledge Holder may act or refrain from acting in respect of any matter referred to herein in full reliance upon and by and with the advice of legal counsel selected by him and shall be fully protected in so acting or in refraining from acting upon the advice of such counsel, or (ii) Pledge Holder may refrain from acting until required to do so by an order of a court of competent jurisdiction.

         10. Termination. This Stock Pledge Agreement shall terminate upon the satisfaction of all Obligations and Pledge Holder shall promptly thereafter, at Pledgor's expense, deliver the Stock certificates held by him hereunder to Pledgor and Creditor and Pledge Holder shall, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

         11. Power of Attorney. Pledgor hereby appoints and constitutes Pledge Holder as Pledgor's attorney-in-fact for purposes of (a) collecting any Pledged Securities or sums payable to Pledge Holder under this Agreement, (b) conveying any item of Pledged Securities to any purchaser thereof, (c) making any payments or taking any acts under Paragraph 7 hereof, and (d) exercising all voting, exchange and other rights and powers granted to Pledge Holder under this Agreement. Pledge Holder's authority hereunder shall include, without limitation, the authority to endorse and negotiate, for Pledge Holder's own account, any checks or instruments in the name of Pledgor or Pledge Holder, to execute for receipt for any document, to transfer title to any item of Pledged Securities, and to take any other actions necessary or incident to the powers granted to. Pledge Holder in this Stock Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by Pledgor.

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         12.      Miscellaneous.

         (a) Notices. Any notice to a party required or permitted hereunder shall be given in writing. The notice shall be deemed to have been given at the following times: (a) on the date of service if served personally on the party to whom notice is to be given; (b) on the first business day after transmission and receipt if transmitted by electronic facsimile; (c) on the first business day after deposit if deposited with and accepted by an overnight express courier service for delivery the next business day; or (d) on the third business day after mailing if mailed to the party to whom notice is to be given by first class mail, postage prepaid, addressed to the party as follows:

                  To Creditor :     Capital One, LLC
                                    1055 East Tropicana Avenue, Suite 700
                                    Las Vegas, Nevada 89119
                                    Attention: Mr. Sandy Marr
                                    Fax: (702) 891-9401

                  To Pledgor  :     Mr. Michael V. Shustek
                                    2901 El Camino Avenue
                                    Las Vegas, Nevada 89102
                                    Fax: (702) 227-5247.

                  To Pledge   :     Mr. John K, Baldwin
                     Holder         1055 East Tropicana Avenue, Suite 700
                                    Las Vegas, Nevada 89119
                                    Fax: (702) 434-1644

         (d) Nonwaiver. No failure or delay on Creditor's or Pledge Holder's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

         (c) Amendments and Waivers. This Stock Pledge Agreement may not be amended or modified, nor may any of its terms be waived, except by written ' instruments signed by the party or parties against which enforcement thereof is sought, Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

         (d) Assignment. This Stock Pledge Agreement shall be binding upon and inure to the benefit of Creditor, Pledge Bolder and Pledgor and their respective heirs, personal representatives, successors and assigns; provided, however, that Pledgor way not assign their rights or delegate their duties hereunder without the prior written consent of Creditor.

         (e) Cumulative Rights, etc. The respective rights, powers and remedies of Pledge Holder and Creditor under this Stock Pledge Agreement shall be in addition to all rights, powers and remedies given to Pledge Holder and/or Creditor by virtue of the UCC, any applicable governmental rule or regulation or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Pledge Holder's or Creditor's security interest in, lien on or rights with respect to the Pledged Securities. Pledgor waives any right to require Pledge Holder to .proceed against any Person or to exhaust any Pledged Securities or to pursue any remedy in Pledge Holder's power.

         (f) Successors of Pledge Holder. In the event there is a vacancy in the office of Pledge Holder hereunder, Creditor shall designate as Pledge Holder hereunder an individual or other Person who is a resident of or has offices in the State of Nevada, and cause such Person to execute and deliver this Agreement or a separate writing accepting its or his duties under this Agreement as Pledge Holder. Upon such designation, execution and delivery, the designee shall have and be entitled to exercise all of the rights, powers and privileges of the Pledge Holder under this Agreement.

         (g) Governing Law. This Stock Pledge Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

         (h) Successor Pledge Holders. Pledge Holder may resign by the giving of notice of such resignation in writing to Creditor and Pledgor. If Pledge Holder shall die, resign or become disqualified from acting in the execution of this Agreement, or if, for any reason, Creditor, in Creditor's sole discretion and with or without cause, shall prefer to appoint a substitute Pledge Holder or multiple substitute Pledge Holders, or successive substitute Pledge Holders or successive multiple substitute Pledge Holders, to act instead of the Pledge Holder named in this Agreement, Creditor shall have full power to appoint a substitute Pledge Holder (or, if preferred by Creditor, multiple substitute Pledge Holders) in succession who shall succeed (and if multiple substitute Pledge Holders are appointed, each of such multiple substitute Pledge Holders shall succeed) to all the estates, rights, powers and duties of the Pledge Holder named in this Agreement. Such appointment may be executed by any authorized agent of Creditor, and such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the members and/or managers of Creditor. Pledgor hereby ratifies and confirms any and all acts which the Pledge Holder named in this Agreement, or its successor or successors, shall do lawfully by virtue hereof. If multiple substitute Pledge Holders are appointed, each of such multiple substitute Pledge Holders shall be empowered and authorized to act alone without the necessity of the joinder of the other multiple substitute Pledge Holders, whenever any action or undertaking of such substitute Pledge Holders is requested or required under or pursuant to this Agreement or applicable law. Any prior election to act jointly or severally shall not prevent either or both of such multiple substitute Pledge Holders from subsequently executing, jointly or severally, any or all of the provisions hereof. Should any assignment, conveyance or other instrument of any nature be required from Pledgor by any Pledge Holder or substitute Pledge Holder to more fully and certainly vest in and confirm to Pledge Holder or substitute Pledge Holder such estates, rights, powers, and duties, then, upon request by Pledge Holder or substitute Pledge Holder, any and all such deeds, conveyances and instruments shall be made, executed and acknowledged by Pledgor. Any substitute Pledge Holder appointed pursuant to any of the provisions hereof shall, without any further act, assignment or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its, his or her predecessor in the rights hereunder with like effect as if originally named as Pledge Holder herein; but nevertheless, upon the written request of Creditor or of the substitute Pledge Holder, the Pledge Holder ceasing to act shall execute and deliver any instrument transferring to such substitute Pledge Holder, upon the terms herein expressed, all the estates, properties, rights, powers, and trusts of the Pledge Holder so ceasing to act, and shall duly assign, transfer and deliver all assets and moneys representing the Pledged Securities held by such Pledge Holder to the substitute Pledge Holder so appointed in such Pledge Holder's place.

         (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

         (j) Fax Signatures. Facsimiles of the execution pages of this Agreement shall be considered originals of such signatures. Upon request of a party, originals of any facsimile signatures shall be mailed by overnight delivery to the requesting party within one (1) day of such request.

         (k) Partial Releases. So long as the outstanding principal balance under the Note has been reduced to $2,000,000 or less as a result of one or more voluntary partial prepayments by Pledgor, and so long as no Event of Default has occurred and is continuing, Creditor and Pledge Holder shall, within fifteen
(15) days following their receipt of a written request from Pledgor requesting such release and detailing and substantiating the basis for Pledgor's entitlement thereto in form and substance satisfactory to Creditor and Pledge Holder, release any "Excess Stock Collateral" (as hereinafter defined) from the lien of this Agreement. "Excess Stock Collateral" means any Stock held by and in the possession of the Pledge Holder in addition to the "Minimum Required Stock Collateral" (as hereinafter defined). "Minimum Required Stock Collateral" means the number of shares of Stock the certificates for which have been delivered to and are in the possession of the Pledge Holder which have a total "Average Trading Price" (as hereinafter defined) equal to two hundred percent (200%) of the outstanding principal balance and all other sums due under the Note as of the day on which the calculation of the Average Trading Price occurs. For purposes of this Agreement, the "Average Trading Price" of Stock shall mean the lesser of: (a) the average of the daily closing prices per share of VGI Common Stock, as quoted by NASDAQ as reported in The Wall Street Journal, Eastern Edition, or if not reported thereby, The New York Times, for the one hundred seventy (170) consecutive full NASDAQ trading days ending on the date immediately prior to the day on which the calculation of the Average Trading Price occurs, weighted for volume; or (b) the average of the daily closing prices per share of VGI Common Stock, as quoted by NASDAQ as reported in The Wall Street Journal, Eastern Edition, or if not reported thereby, The New York Times, for the three (3) consecutive full NASDAQ trading days ending on the date immediately prior to the day on which the calculation of the Average Trading Price occurs, weighted for volume. Nothing in this Paragraph is intended or shall be construed to require or permit Creditor or Pledge Holder to release any Pledged Securities other than shares of VGI Common Stock the certificates for which have been delivered to and are in the possession of the Pledge Holder

         IN WITNESS WHEREOF, Pledgor, Creditor and Pledge Holder have executed and delivered this Agreement as of the day and year first above written.

                                             PLEDGOR:

                                             /s/ Michael V. Shustek
                                             -----------------------------------
                                             Michael V. Shustek, individually

                                             MICHAEL V. SHUSTEK TRUST
                                             U/T/A dated 2/14/94

                                             By: /s/ Michael V. Shustek
                                                 -------------------------------
                                                 Michael V. Shustek, Trustee

                                             CREDITOR:

                                             CAPITAL ONE, LLC,
                                             a Nevada limited liability company

                                             By: /s/ SANDY MARR
                                                 -------------------------------
                                                 SANDY MARR, AUTHORISED AGENT

                                             PLEDGE HOLDER:

                                             /s/ John K. Baldwin
                                             -------------------------------
                                             John K. Baldwin

STATE OF NEVADA    )
                   ) ss
COUNTY OF CLARK    )

                  I, the undersigned, a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY, that Michael V. Shustek, personally known to me to be the Trustee of the MICHAEL V. SHUSTEK TRUST U/T/A dated 2/14/94 (the "Trust"), and personally known to me to be the same person whose name is subscribed to the foregoing Instrument in his individual capacity and as Trustee of the Trust, appeared before me this day in person and acknowledged that he is authorized to and did sign and deliver the said Instrument as the Trustee of said Trust and in his individual capacity, as his free and voluntary act, and as the free and voluntary act and deed of said Trust, for the uses and purposes therein set forth.

                  Given under my hand and official seal, this 25th day of August, 2003.

                                             /s/ Walter Wolfe
[STAMP]                                      --------------------------
                                             Notary Public